Exhibit 10.4

AMENDMENT NO. 1 dated as of May 16, 2006 to that certain Security Agreement dated as of February 15, 2006 between BioDelivery Sciences International, Inc. (“BDSI”), Arius Pharmaceuticals, Inc., a wholly-owned subsidiary of BDSI (“Arius”, and together with BDSI, the “Company”) (“BDSI”) and CDC IV, LLC, a Delaware limited liability company (“CDC”) (as the same may be amended, supplemented or otherwise modified, the “Security Agreement”).

INTRODUCTORY STATEMENT

Reference is made to that certain Clinical Development and License Agreement dated as of July 14, 2005 between BDSI, Arius and CDC, assignee of Clinical Development Capital LLC, concerning the development of a product containing or comprising of fentanyl in conjunction with BEMA Technology (the “Development Agreement”).

In order to facilitate its performance of its obligations under the Development Agreement and to reduce certain financial obligations on the part of BDSI under the Development Agreement, Company has requested and CDC has agreed to (i) BDSI issuing certain securities to CDC pursuant to that certain Securities Purchase Agreement dated the date hereof (the “Purchase Agreement”) by and between CDC and BDSI; (ii) amending certain provisions of the Development Agreement pursuant to Amendment No. 2 to the Development Agreement dated the date hereof; and (iii) to amend the Security Agreement as set forth herein.

Accordingly, Company and CDC have agreed to amend the Security Agreement, all on the terms and subject to the conditions hereinafter set forth.

Therefore, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Security Agreement.

Section 2. Amendments to the Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Security Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

Section 2.2 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Continuing Security Interest; Termination. This Agreement shall create a security interest in the Collateral and shall in accordance with applicable law:

(A)	remain in full force and effect until the performance of Grantor’s and BioDelivery’s obligations pursuant to the terms of the Development Agreement; and

(B)	be binding upon the Grantor and BioDelivery, their successors, transferees and assigns.

Upon the Approval of the NDA by the FDA, the security interest granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, Secured Party will, at the Grantor’s sole expense, deliver any Collateral (or portion thereof) to the extent held by it hereunder and to the extent the termination relates to such Collateral, and at the Grantor’s sole expense execute and deliver to the Grantor such documents and instruments and take such other action as the Grantor shall reasonably request to evidence or more fully effect termination of the security interest hereunder relating to such portion or all of the Collateral, as the case may be.”

Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(a) CDC shall have received a fully executed Purchase Agreement, warrant to purchase certain shares of BDSI common stock as set forth in the Purchase Agreement and Amended and Restated Registration Rights Agreement;

(b) CDC shall have received a fully executed Amendment No. 2 to the Development Agreement;

(c) CDC shall have received the favorable written opinion, dated the date of the first Advance hereunder, addressed to CDC of Wyrick Robbins Yates & Ponton LLP, counsel to Company, in form and substance satisfactory to CDC; and

(d) the receipt by CDC of counterparts of this Amendment which, when taken together, bear the signatures of CDC and Company.

Section 4. Representations and Warranties. Company jointly and severally represents and warrants that after giving effect to this Amendment, the representations and warranties contained in the Security Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

Section 5. Further Assurances. At any time and from time to time, upon CDC’s request and at the sole expense of Company, Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as CDC reasonably deems necessary to effect the purposes of this Amendment.

Section 6. Full Force and Effect. Except as expressly amended hereby, the Security Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Security Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Security Agreement as amended by this Amendment.

Section 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 9. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

CDC IV, LLC, as Secured Party

By	/s/ Jan Leschly
Name:	Jan Leschly
Title:

Arius Pharmaceuticals, Inc., as Grantor

By	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

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